SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 9, 2007

Date of Report (Date of earliest event reported)

EDGAR Online, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26071	06-1447017
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

50 Washington Street, Norwalk, Connecticut 06854

(Address of principal executive offices) (Zip Code)

(203) 852-5666

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On August 9, 2007, EDGAR Online, Inc. (the “Company”) issued a press release making certain adjustments to its prior press release dated July 31, 2007 (which was filed as an Exhibit 99.1 to the Company’s Current Report on Form 8-K dated August 1, 2007) regarding the Company’s results of operations for the three and six months ended June 30, 2007. The adjustments are to the Company’s operating expenses, operating loss, net loss and net loss per share and are the result of additional information becoming available after August 1, 2007 that has resulted in the Company recording an accrual for a sales and use tax liability of $390,000. These changes resulted from ongoing negotiations with the New York State Department of Taxation and Finance regarding its audit of the Company’s sales and use tax obligations for the periods from February 7, 2000 through June 30, 2007. The accrual represents the Company’s best estimate of the anticipated liability related to this audit. Based on the outcome of these negotiations, the Company may record an additional liability.

Adjusted general and administrative expenses for the three and six months ended July 31, 2007 were $2,731,000 (rather than $2,341,000 as previously reported) and $4,966,000 (rather than $4,576,000), respectively. Adjusted operating expenses for the three and six months ended July 31, 2007 were $5,944,000 (rather than $5,554,000 as previously reported) and $10,936,000 (rather than $10,546,000), respectively. Adjusted operating loss for the quarter ended June 30, 2007 was $2,333,000 (rather than $1,943,000 as previously reported) and net loss and net loss per share were, respectively, $2,403,000 (rather than $2,013,000) and ($0.09) (rather than ($0.08)). Adjusted operating loss for the six months ended June 30, 2007 was $3,902,000 (rather than $3,512,000 as previously reported) and net loss and net loss per share for the six months ended June 30, 2007 were, respectively, $3,955,000 (rather than $3,565,000) and ($0.15) (rather than ($0.14)). In addition, accounts payable and accrued expenses increased to $2,405,000 from $2,015,000.

The Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2007 reflects the recording of this liability. Accordingly, operating expenses, operating loss, net loss and net loss per share for both the three and six months ended June 30, 2007 as reported in the Form 10-Q have increased compared to amounts previously announced. The following table details the differences between Form 10-Q and the press release on July 31, 2007:

	Three months ended June 30, 2007	Six months ended June 30, 2007
G&A expenses per press release	$(2,341)	$(4,576)
Sales and use tax liability	(390)	(390)

G&A expenses per Form 10-Q	$(2,731)	$(4,966)

Operating expenses per press release	$(5,554)	$(10,546)
Sales and use tax liability	(390)	(390)

Operating expenses per Form 10-Q	$(5,944)	$(10,936)

Operating loss per press release	$(1,943)	$(3,512)
Sales and use tax liability	(390)	(390)

Operating loss per Form 10-Q	$(2,333)	$(3,902)

Net loss per press release	$(2,013)	$(3,565)
Sales and use tax liability	(390)	(390)

Net loss per Form 10-Q	$(2,403)	$(3,955)

Net Loss per share per press release	$(0.08)	$(0.14)
Sales and use tax liability	(0.01)	(0.01)

Net Loss per share per Form 10-Q	$(0.09)	$(0.15)

A copy of the Company’s press release dated August 9, 2007 reporting adjusted operating loss, net loss and net loss per share is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financials Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated August 9, 2007, of the Registrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2007	EDGAR ONLINE, INC.

/s/ Philip D. Moyer
Philip D. Moyer
Chief Executive Officer and President